MARRIOTT INTERNATIONAL, INC.
RECAST OF SELECTED FINANCIAL INFORMATION
TABLE OF CONTENTS

Results of Operations Information	2
Non-GAAP Financial Measures	3
Explanation of Non-GAAP Financial Measures	5

MARRIOTT INTERNATIONAL, INC.
RESULTS OF OPERATIONS
2017 RECAST UNDER ASU 2014-09
(in millions except per share amounts, unaudited)

We adopted ASU 2014-09 “Revenue from Contracts with Customers” (Topic 606) and several related ASUs (collectively referred to as “ASU 2014-09”) in the 2018 first quarter using the full retrospective transition method. The following table presents our 2017 unaudited results of operations as recast under ASU 2014-09.

	Fiscal Year 2017
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
REVENUES
Base management fees	$264	$285	$269	$284	$1,102
Franchise fees	355	408	419	404	1,586
Incentive management fees	140	155	138	174	607
Gross Fee Revenues	759	848	826	862	3,295
Contract investment amortization	(11)	(12)	(11)	(16)	(50)
Net Fee Revenues	748	836	815	846	3,245
Owned, leased, and other revenue	428	448	433	443	1,752
Cost reimbursement revenue	3,736	3,927	3,830	3,962	15,455
Total Revenues	4,912	5,211	5,078	5,251	20,452

OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct	356	350	351	354	1,411
Depreciation, amortization, and other	51	71	54	53	229
General, administrative, and other	212	234	205	270	921
Merger-related costs and charges	51	21	28	59	159
Reimbursed expenses	3,696	3,791	3,650	4,091	15,228
Total Expenses	4,366	4,467	4,288	4,827	17,948

OPERATING INCOME	546	744	790	424	2,504

Gains and other income, net	—	25	6	657	688
Interest expense	(70)	(73)	(73)	(72)	(288)
Interest income	7	8	9	14	38
Equity in earnings	11	12	6	11	40
INCOME BEFORE INCOME TAXES	494	716	738	1,034	2,982
Provision for income taxes	(123)	(227)	(253)	(920)	(1,523)
NET INCOME	$371	$489	$485	$114	$1,459

EARNINGS PER SHARE
Earnings per share - basic [1]	$0.96	$1.29	$1.30	$0.31	$3.89
Earnings per share - diluted [1]	$0.95	$1.28	$1.29	$0.31	$3.84

Basic Shares	384.9	378.5	372.3	365.1	375.2
Diluted Shares	390.0	383.0	376.6	369.9	379.9

[1]	The sum of the earnings per share for the four quarters differs from annual earnings per share due to the required method of computing the weighted average shares in interim periods.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
2017 RECAST UNDER ASU 2014-09
($ in millions except per share amounts)

The following table presents our reconciliations of 2017 Adjusted operating income, Adjusted operating income margin, Adjusted net income, and Adjusted diluted EPS, to the most directly comparable GAAP measure as recast under ASU 2014-09. Adjusted total revenues is used in the determination of Adjusted operating income margin.

	Fiscal Year 2017
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Total revenues, as recast on page 2	$4,912	$5,211	$5,078	$5,251	$20,452
Less: Cost reimbursement revenue	(3,736)	(3,927)	(3,830)	(3,962)	(15,455)
Less: Merger-related adjustments [1]	—	—	(3)	—	(3)
Adjusted total revenues**	1,176	1,284	1,245	1,289	4,994

Operating income, as recast on page 2	546	744	790	424	2,504
Less: Cost reimbursement revenue	(3,736)	(3,927)	(3,830)	(3,962)	(15,455)
Add: Reimbursed expenses	3,696	3,791	3,650	4,091	15,228
Add: Merger-related adjustments [2]	48	26	22	59	155
Adjusted operating income **	554	634	632	612	2,432

Operating income margin	11%	14%	16%	8%	12%
Adjusted operating income margin **	47%	49%	51%	47%	49%

Net income, as recast on page 2	371	489	485	114	1,459
Less: Cost reimbursement revenue	(3,736)	(3,927)	(3,830)	(3,962)	(15,455)
Add: Reimbursed expenses	3,696	3,791	3,650	4,091	15,228
Add: Merger-related adjustments [2]	48	26	22	59	155
Less: Gain on sale of Avendra	—	—	—	(659)	(659)
Income tax effect of above adjustments	(4)	46	70	197	309
Add: U.S. Tax Cuts and Jobs Act of 2017	—	—	—	563	563
Adjusted net income **	$375	$425	$397	$403	$1,600

Diluted EPS, as recast on page 2 [3]	$0.95	$1.28	$1.29	$0.31	$3.84
Adjusted Diluted EPS [3] **	$0.96	$1.11	$1.05	$1.09	$4.21

**	Denotes non-GAAP financial measures. Please see pages 5 and 6 for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1]	Merger-related adjustments to revenues include Starwood purchase accounting revisions.

[2]	Merger-related adjustments to operating income include Starwood merger costs presented in the “Merger-related costs and charges” caption of our Income Statement and net purchase accounting revisions.

[3]	The sum of the earnings per share for the four quarters differs from annual earnings per share due to the required method of computing the weighted average shares in interim periods.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
2017 RECAST UNDER ASU 2014-09
($ in millions except per share amounts)

The following table presents our reconciliation of 2017 Adjusted EBITDA to Net income as recast under ASU 2014-09.

	Fiscal Year 2017
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income, as recast on page 2	$371	$489	$485	$114	$1,459
Cost reimbursement revenue	(3,736)	(3,927)	(3,830)	(3,962)	(15,455)
Reimbursed expenses	3,696	3,791	3,650	4,091	15,228
Interest expense	70	73	73	72	288
Interest expense from unconsolidated joint ventures	1	3	2	4	10
Tax provision	123	227	253	920	1,523
Depreciation and amortization	51	71	54	53	229
Contract investment amortization	11	12	11	16	50
Depreciation classified in reimbursed expenses	32	33	28	33	126
Depreciation and amortization from unconsolidated joint ventures	11	10	10	11	42
Share-based compensation	35	41	42	37	155
Gain on asset dispositions	—	(24)	—	(659)	(683)
Merger-related costs and charges	51	21	28	59	159
Adjusted EBITDA **	$716	$820	$806	$789	$3,131

**	Denotes non-GAAP financial measures. Please see pages 5 and 6 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL MEASURES

We report certain financial measures that are not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the preceding schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Operating Income and Adjusted Operating Income Margin.  Adjusted operating income and Adjusted operating income margin exclude cost reimbursement revenue, reimbursed expenses, Starwood merger costs presented in the “Merger-related costs and charges” caption of our Income Statement, and net purchase accounting revisions. We believe that these are meaningful metrics because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Net Income and Adjusted Diluted EPS. Adjusted net income and Adjusted diluted EPS reflect our net income and diluted earnings per share excluding the impact of cost reimbursement revenue, reimbursed expenses, merger-related costs, charges, and other merger-related adjustments due to purchase accounting, the gain on the sale of our ownership interest in Avendra, and the income tax effect of these adjustments, and with respect to our 2017 fourth quarter and full year results, our provisional estimate of the impact of the U.S. Tax Cuts and Jobs Act of 2017. We calculate the income tax effect of the adjustments using an estimated tax rate applicable to each adjustment. We believe that these measures are meaningful indicators of our performance because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). Adjusted EBITDA reflects net income excluding the impact of the following items: cost reimbursement revenue and reimbursed expenses, interest expense, depreciation (including depreciation classified in “Reimbursed expenses,” as discussed below), amortization, and provision for income taxes, pre-tax transaction and transition costs associated with the Starwood merger, gains and losses on asset dispositions, and share-based compensation expense for all periods presented.

In our presentations of Adjusted operating income and operating income margin, Adjusted net income, and Adjusted diluted EPS, we exclude transaction and transition costs associated with the Starwood merger, which we record in the “Merger-related costs and charges” caption of our Income Statements, and other merger-related adjustments due to purchase accounting, to allow for period-over period comparisons of our ongoing operations before the impact of these items. We exclude cost reimbursement revenue and reimbursed expenses, which relate to property-level and centralized programs and services that we operate for the benefit of our hotel owners. We do not operate these programs and services to generate a profit over the contract term, and accordingly, when we recover the costs that we incur for these programs and services from our hotel owners, we do not seek a mark-up. For property-level services, our owners typically reimburse us at the same time that we incur expenses. However, for centralized programs and services, our owners may reimburse us before or after we incur expenses, causing temporary timing differences between the costs we incur and the related reimbursement from hotel owners in our operating and net income. Over the long term, these programs and services are not designed to impact our economics, either positively or negatively. Because we do not retain any such profits or losses over time, we exclude the net impact when evaluating period-over-period changes in our operating results.

We believe that Adjusted EBITDA is a meaningful indicator of our operating performance because it permits period-over-period comparisons of our ongoing operations before these items and facilitates our comparison of results before these items with results from other lodging companies. We use Adjusted EBITDA to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. Our Adjusted EBITDA also excludes depreciation and amortization expense which we report under “Depreciation, amortization, and other” as well as depreciation classified in “Reimbursed expenses” and “Contract investment amortization” in our Consolidated Statements of Income (our “Income Statements”), because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. Depreciation classified in “Reimbursed expenses” reflects depreciation of

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL MEASURES

Marriott-owned assets, for which we receive cash from owners to reimburse the company for its investments made for the benefit of the system. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We exclude share-based compensation expense in all periods presented to address the considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted.